UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. MAIN STREET P. O. BOX 663 MARCUS, IOWA		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐   (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 25, 2008, we executed a termination agreement with the Ken Bratney Company, our prior design-builder. In March 2008, we notified the Ken Bratney Company of our intention to terminate our design-build agreement. Since that time we have been negotiating the provisions of the termination agreement, which settled certain outstanding issues associated with a refund we received from the Ken Bratney Company and certain documents that were in the control of the Ken Bratney Company. We received a refund of $4,500,000 and the Ken Bratney Company agreed to provide us with certain documents we require to continue the development of our project.

In addition to the termination agreement, on July 25, 2008, we executed a redemption agreement whereby we agreed to redeem the 750 membership units held by the Ken Bratney Company as part of the refund we received from the Ken Bratney Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

July 31, 2008	/s/ Charles Sand
Date	Charles Sand, President